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     REPURCHASE AGREEMENT, dated as of August 8, 1996, between Gulfstream
Aerospace Corporation, a Delaware corporation (the "Company"), and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, a New York limited partnership ("MBO-IV").

                              W I T N E S S E T H:

     WHEREAS, the Company is contemplating the issuance of shares of common stock of the Company to the public pursuant to an underwritten public offering (the "Proposed Offering");

     WHEREAS, MBO-IV owns 95.961615 shares of 7% Class A Cumulative Preferred Stock, par value $.01 per share, of the Company (the "Shares"); and

     WHEREAS, in connection with the Proposed Offering, MBO-IV desires to sell to the Company, and the Company desires to purchase from MBO-IV, the Shares upon the terms set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

1. PURCHASE AND SALE. MBO-IV agrees to sell to the Company, and the Company agrees to purchase from MBO-IV, the Shares for an aggregate purchase price of $450,000,000 plus unpaid dividends thereon in cash (the "Purchase Price") subject to, and contingent upon, the closing of the Proposed Offering. At the closing of such purchase and sale (the "Closing"), MBO-IV shall surrender its stock certificate representing the Shares to the Company, duly endorsed for transfer, or with appropriate stock powers attached, and the Company shall pay to MBO-IV, by wire transfer of immediately available funds to an account designated by MBO-IV, the Purchase Price. The Closing shall take place simultaneously with the closing of the Proposed Offering.

2. REPRESENTATIONS AND WARRANTIES OF MBO-IV. MBO-IV represents and warrants to the Company as follows:

     2.1. THE SHARES. The Shares are owned by MBO-IV free and clear of all liens, encumbrances, security interests or claims whatsoever. The delivery of the Shares to the Company will vest in the Company good and valid title to the Shares.

     2.2. AUTHORITY OF MBO-IV. MBO-IV is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

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3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to MBO-IV that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

4.   MISCELLANEOUS.

     4.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

     4.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                           GULFSTREAM AEROSPACE CORPORATION


                           By: /s/ Chris A. Davis
                              ---------------------------------
                              Title: Executive Vice President
                                     and Chief Financial Officer


                           FORSTMANN LITTLE & CO. SUBORDINATED
                           DEBT AND EQUITY MANAGEMENT
                           BUYOUT PARTNERSHIP-IV

                           By: FLC Partnership, L.P.,
                               its general partner


                              By: /s/ Sandra J. Horbach
                                 --------------------------------------
                                 a general partner


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